Exhibit 3.1

FIREFLY AEROSPACE INC.

TWELFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

(Pursuant to Sections 242 and 245 of the

General Corporation Law of the State of Delaware)

Firefly Aerospace Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”), certifies as follows:

1. The name of this corporation is Firefly Aerospace Inc. The Certificate of Incorporation of this corporation was filed with the Secretary of State of the State of Delaware on January 27, 2017, under the name EOS Launcher, Inc., and was amended and restated by the Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on October 23, 2017, and an Amended and Restated Certificate of Incorporation of Firefly Aerospace Inc. was filed with the Secretary of State of the State of Delaware on March 25, 2025.

2. The Board of Directors of this corporation duly adopted resolutions proposing to further amend and restate the Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Amended and Restated Certificate of Incorporation of this corporation be further amended and restated in its entirety to read as set forth on Exhibit A attached hereto and incorporated herein by this reference.

3. Exhibit A referred to above is attached hereto as Exhibit A and is hereby incorporated herein by this reference. This Amended and Restated Certificate of Incorporation was approved by the holders of the requisite number of shares of this corporation in accordance with Section 228 of the General Corporation Law.

4. This Twelfth Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of this corporation’s Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.

IN WITNESS WHEREOF, this Twelfth Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on June 24, 2025.

By:	/s/ David Wheeler
Name:	David Wheeler
Title:	Senior Vice President, General Counsel and Secretary

2

Exhibit A

FIREFLY AEROSPACE INC.

TWELFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

ARTICLE I: NAME

The name of this corporation is Firefly Aerospace Inc. (the “Corporation”).

ARTICLE II: REGISTERED OFFICE

The address of the Corporation’s registered office in the State of Delaware is 919 North Market Street, Suite 950, in the City of Wilmington, County of New Castle 19801. The name of its registered agent at such address is InCorp Services, Inc.

ARTICLE III: DEFINITIONS

As used in this Twelfth Amended and Restated Certificate of Incorporation (this “Restated Certificate”), the following terms have the meanings set forth below:

“AE” has the meaning set forth in the Voting Agreement.

“Board” means the Board of Directors of the Corporation.

“CFIUS” means the Committee on Foreign Investment in the United States and each member agency thereof, acting in such capacity.

“Deemed Issue Price” means (i) $0.448318 per share for the Series Seed Preferred Stock, and (ii) $19.196004 per share for the Series Seed-1 Preferred Stock, in each case subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization.

“DPA Triggering Rights” means (i) “control” (as defined in the DPA); (ii) access to any “material non-public technical information” (as defined in the DPA) in the possession of the Corporation; (iii) membership or observer rights on the Board or equivalent governing body of the Corporation or the right to nominate an individual to a position on the Board or equivalent governing body of the Corporation; or (iv) any involvement, other than through the voting of shares, in substantive decision-making of the Corporation regarding (x) the use, development, acquisition or release of any Corporation “critical technology” (as defined in the DPA); (y) the use, development, acquisition, safekeeping, or release of “sensitive personal data” (as defined in the DPA) of U.S. citizens maintained or collected by the Corporation, or (z) the management, operation, manufacture, or supply of “covered investment critical infrastructure” (as defined in the DPA).

“DPA” means Section 721 of the Defense Production Act, as amended, including all implementing regulations thereof.

“Equity Interests” means, with respect to any Person, (a) any capital stock, partnership or membership interest, joint venture interest, limited liability company interest, unit of participation or other similar interest (however designated) in such Person or any security or evidence of indebtedness convertible into or exchangeable therefor and (b) any option, warrant, purchase right, conversion right, exchange right or other contract which would entitle any other Person to acquire any such interest in such Person or otherwise entitle any other Person to share in the equity, profits, earnings, losses or gains of such Person (including stock appreciation, restricted stock unit, phantom stock, profit participation or other similar rights).

“Foreign Person” means either (i) a Person or government that is a “foreign person” within the meaning of the DPA, (ii) a Person through whose investment a “foreign person” within the meaning of the DPA would obtain any DPA Triggering Rights or (iii) a Person that is restricted by CFIUS or any other U.S. regulatory agency or governmental entity from holding Equity Interests, directly or indirectly, in the Corporation (including as a result of a direct or indirect ownership by a Person who is a Foreign Person).

“Glow Investors” has the meaning set forth in the Voting Agreement.

“Original Issue Price” means (i) $0.03935 per share for the Series Seed Preferred Stock, (ii) $1.9196004 per share for the Series Seed-1 Preferred Stock, (iii) $3.8375 per share for the Series A Preferred Stock, (iv) $3.9267 per share for the Series B Preferred Stock, (v) $4.9361 per share for the Series C Preferred Stock, (vi) $4.9361 per share for the Series M Preferred Stock, (vii) $4.9361 per share for the Series J Preferred Stock, (viii) $5.1995 per share for the Series D-1 Preferred Stock and Series D-2 Preferred Stock, (ix) $5.5772 per share for the Series D-3 Preferred Stock and (x) $6.4190 per share for the Series D-4 Preferred Stock, in each case subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization.

“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

“Preferred Director Majority” means a majority of the Preferred Directors then serving, provided, that upon any Board Change Election (as defined in the Voting Agreement), such approval shall require the approval of a majority of the following then serving: (1) the Series A Director, (2) a Series B Director and (3) the Series D Director.

“Purchase Agreement” means the Series D Preferred Stock Purchase Agreement, dated as of October 31, 2024, as amended on or prior to [●], 2025, by and among the Corporation and the Purchasers (as defined therein) parties thereto.

“RPM Investor” has the meaning set forth in the Voting Agreement.

“Seed Preferred Stock” means, collectively, shares of Series Seed Preferred Stock and Series Seed-1 Preferred Stock.

“SPAC Transaction” means an acquisition, merger or other business combination between the Corporation and (1) a special purpose acquisition company, (2) a blank check company, (3) any similar development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company, or (4) any subsidiary or affiliate of any of the entities identified in clauses (1)-(3), resulting in at least Five Hundred Million Dollars ($500,000,000) of net proceeds to the Corporation, (i) with the Common Stock listed for trading on the Nasdaq Stock Market’s National Market or the New York Stock Exchange and (ii) that implies a valuation per share of at least two times (2x) the Original Issue Price of the Series D-1 Preferred Stock. The equity securities of the entity identified in clauses (1)-(3) shall be publicly-listed on a U.S. national securities exchange at the time of the SPAC Transaction.

“Transfer” means any sale, transfer, assignment, pledge, mortgage, exchange, grant of a security interest or other direct or indirect disposition or encumbrance of an interest (legal or beneficial) whether with or without consideration, whether voluntarily or involuntarily or by operation of law or the acts thereof. The terms “Transferee,” “Transferred,” and other forms of the word “Transfer” shall have correlative meaning.

“Voting Agreement” means that certain Seventh Amended and Restated Voting Agreement by and among the Corporation and certain stockholders of the Corporation, as in effect as of the effective date of this Restated Certificate, without giving consideration or effect to any modification thereof after such date.

ARTICLE IV: PURPOSE

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

ARTICLE V: AUTHORIZED SHARES

The total number of shares of all classes of stock that the Corporation has authority to issue is Seven Hundred Ninety-Six Million One Hundred Forty-Six Thousand Eight Hundred Sixty-Five (796,146,865), consisting of (a) Five Hundred Sixty-Seven Million Seven Hundred Five Thousand Eight Hundred Twenty (567,705,820) shares of Common Stock, par value $0.0001 per share (the “Common Stock”), and (b) Two Hundred Twenty-Eight Million Four Hundred Forty-One Thousand Forty-Five (228,441,045) shares of Preferred Stock, par value $0.0001 per share (the “Preferred Stock”). The Preferred Stock may be issued from time to time in one or more series, each of such series to consist of such number of shares and to have such rights, powers privileges and other terms, and the restrictions, qualifications and limitations with respect thereto, as stated or expressed herein. As of the effective date of this Restated Certificate, Six Million Five Hundred Eighty-Two Thousand Nine Hundred Forty-One (6,582,941) shares of the Preferred Stock of the Corporation are hereby designated “Series Seed Preferred Stock”, Ten Million Six Hundred Fifty Thousand Eight Hundred Fifty-Three (10,650,853) shares of the Preferred Stock of the Corporation are hereby designated “Series Seed-1 Preferred Stock”, Nineteen Million Five Hundred Forty-Three Thousand Nine Hundred Seventy-Three (19,543,973) shares of the Preferred Stock of the Corporation are hereby designated as “Series A Preferred Stock”, Nineteen Million One Hundred Thousand Seven (19,100,007) shares of the Preferred Stock of the Corporation are hereby designated as “Series B Preferred Stock”, Thirty-Six Million Three Hundred Fifteen Thousand Nine Hundred Ninety-Three (36,315,993) shares of the Preferred Stock of the Corporation are hereby designated as “Series C Preferred Stock”, Nine Million One Hundred Fifty-Two Thousand Seven Hundred Sixty (9,152,760) shares of Preferred Stock of the Corporation are hereby designated as “Series M Preferred Stock”, Three Million (3,000,000) shares of Preferred Stock of the Corporation are hereby designated as “Series J Preferred Stock”, Eighty-Six Million Five Hundred Forty-Six Thousand Seven Hundred Eighty-Two (86,546,782) shares of Preferred Stock of the Corporation are hereby designated as “Series D-1 Preferred Stock”, Four Million Thirty-Eight Thousand Eight Hundred Forty-Nine (4,038,849) shares of Preferred Stock of the Corporation are hereby designated as “Series D-2 Preferred Stock”, Seventeen Million Nine Hundred Thirty Thousand One Hundred Thirty-Seven (17,930,137) shares of Preferred Stock of the Corporation are hereby designated as “Series D-3 Preferred Stock” (which, together with Series D-1 Preferred Stock and Series D-2 Preferred Stock, the “Participating Series D Preferred Stock”) and Fifteen Million Five Hundred Seventy-Eight Thousand Seven Hundred Fifty (15,578,750) shares of Preferred Stock of the Corporation are hereby designated as “Series D-4 Preferred Stock” and together with the Participating Series D Preferred Stock, the “Series D Preferred Stock”. “Participating Preferred Stock” means all Preferred Stock other than the Series D-4 Preferred Stock.

A.	COMMON STOCK

The following rights, powers privileges and restrictions, qualifications, and limitations apply to the Common Stock.

1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and privileges of the holders of the Preferred Stock set forth in this Restated Certificate.

2. Voting. The holders of the Common Stock are entitled to one (1) vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings) provided, however, that, except as otherwise required by law, holders of Common Stock, in their capacity as holders of Common Stock, shall not be entitled to vote on any amendment to this Restated Certificate that relates solely to the terms of one (1) or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one (1) or more other such series, to vote thereon pursuant to this Restated Certificate or pursuant to the General Corporation Law. Unless required by law, there shall be no cumulative voting. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of this Restated Certificate) the affirmative vote of the holders of shares of the Corporation’s capital stock representing a majority of the votes represented by all outstanding shares of the Corporation’s capital stock entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

B.	PREFERRED STOCK

The following rights, powers and privileges, and restrictions, qualifications and limitations, shall apply to the Preferred Stock. Unless otherwise stated, references to “Sections” in this Part B of this Article V: refer to sections of this Part B.

1. Liquidation, Dissolution, or Winding Up; Certain Mergers, Consolidations and Asset Sales.

1.1 Payments to Holders of Series D Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation or any Deemed Liquidation Event (as defined below), before any payment shall be made to the holders of Series C Preferred Stock, Series J Preferred Stock, Series B Preferred Stock, Series A Preferred Stock, Series Seed-1 Preferred Stock, Series Seed Preferred Stock, Series M Preferred Stock or Common Stock by reason of their ownership thereof, (a) the holders of shares of Participating Series D Preferred Stock then outstanding must be paid, out of the funds and assets available for distribution to the Corporation’s stockholders, an amount per share equal to (i) two times (2x) the Original Issue Price for such shares of Participating Series D Preferred Stock plus (ii) any accrued but unpaid Series D Accruing Dividends thereon and any other declared but unpaid dividends thereon and (b) the holders of shares of Series D-4 Preferred Stock then outstanding must be paid, out of the funds and assets available for distribution to the Corporation’s stockholders, an amount per share equal to the greater of (i) the Original Issue Price for such shares of Series D-4 Preferred Stock plus any declared but unpaid dividends thereon or (ii) such amount per share as would have been payable had all shares of Series D-4 Preferred Stock been converted into Common Stock pursuant to Section 3 immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event. If upon any such liquidation, dissolution, winding up or Deemed Liquidation Event, the funds and assets available for distribution to the Corporation’s stockholders are insufficient to pay the holders of shares of Series D Preferred Stock the full amount to which they are entitled under this Section 1.1, the holders of shares of Series D Preferred Stock will share ratably in any distribution of the funds and assets available for distribution in proportion to the respective amounts that would otherwise be payable in respect of the shares of Series D Preferred Stock held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

1.2 Payments to Holders of Series C Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation or any Deemed Liquidation Event (as defined below), after the payment of all preferential amounts required to be paid to the holders of shares of Series D Preferred Stock as provided in Section 1.1 and before any payment shall be made to the holders of Series J Preferred Stock, Series B Preferred Stock, Series A Preferred Stock, Series Seed-1 Preferred Stock, Series Seed Preferred Stock, Series M Preferred Stock or Common Stock by reason of their ownership thereof, the holders of shares of Series C Preferred Stock then outstanding must be paid, out of the remaining funds and assets available for distribution to the Corporation’s stockholders, an amount per share equal to (a) two times (2x) the Original Issue Price for such shares of Series C Preferred Stock, plus (b) any accrued but unpaid Series C Accruing Dividends thereon and any other declared but unpaid dividends thereon. If upon any such liquidation, dissolution, winding up or Deemed Liquidation Event, the funds and assets available for distribution to the Corporation’s stockholders are insufficient to pay the holders of shares of Series C Preferred Stock the full amount to which they are entitled under this Section 1.2, the holders of shares of Series C Preferred Stock will share ratably in any distribution of the funds and assets available for distribution in proportion to the respective amounts that would otherwise be payable in respect of the shares of Series C Preferred Stock held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

1.3 Payments to Holders of Series J Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation or any Deemed Liquidation Event (as defined below), after the payment of all preferential amounts required to be paid to the holders of shares of Series D Preferred Stock and Series C Preferred Stock as provided in Section 1.1 and Section 1.2, and before any payment shall be made to the holders of Series B Preferred Stock, Series A Preferred Stock, Series Seed-1 Preferred Stock, Series Seed Preferred Stock, Series M Preferred Stock or Common Stock by reason of their ownership thereof, the holders of shares of Series J Preferred Stock then outstanding must be paid, out of the remaining funds and assets available for distribution to the Corporation’s stockholders, an amount per share equal to the Original Issue Price for such shares of Series J Preferred Stock, plus any declared but unpaid dividends thereon. If upon any such liquidation, dissolution, winding up or Deemed Liquidation Event, the funds and assets available for distribution to the Corporation’s stockholders are insufficient to pay the holders of shares of Series J Preferred Stock the full amount to which they are entitled under this Section 1.3, the holders of shares of Series J Preferred Stock will share ratably in any distribution of the funds and assets available for distribution in proportion to the respective amounts that would otherwise be payable in respect of the shares of Series J Preferred Stock held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

1.4 Payments to Holders of Series B Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation or any Deemed Liquidation Event (as defined below), after the payment of all preferential amounts required to be paid to the holders of shares of Series D Preferred Stock, Series C Preferred Stock and Series J Preferred Stock as provided in Section 1.1, Section 1.2 and Section 1.3, and before any payment shall be made to the holders of Series A Preferred Stock, Series Seed-1 Preferred Stock, Series Seed Preferred Stock, Series M Preferred Stock or Common Stock by reason of their ownership thereof, the holders of shares of Series B Preferred Stock then outstanding must be paid, out of the remaining funds and assets available for distribution to the Corporation’s stockholders, an amount per share equal to (a) two times (2x) the Original Issue Price for such shares of Series B Preferred Stock, plus (b) any declared but unpaid dividends thereon. If upon any such liquidation, dissolution, winding up or Deemed Liquidation Event, the funds and assets available for distribution to the Corporation’s stockholders are insufficient to pay the holders of shares of Series B Preferred Stock the full amount to which they are entitled under this Section 1.4, the holders of shares of Series B Preferred Stock will share ratably in any distribution of the funds and assets available for distribution in proportion to the respective amounts that would otherwise be payable in respect of the shares of Series B Preferred Stock held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

1.5 Payments to Holders of Series A Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation or any Deemed Liquidation Event (as defined below), after the payment of all preferential amounts required to be paid to the holders of shares of Series D Preferred Stock, Series C Preferred Stock, Series J

Preferred Stock and Series B Preferred Stock as provided in Section 1.1, Section 1.2, Section 1.3 and Section 1.4 and before any payment shall be made to the holders of Series Seed-1 Preferred Stock, Series Seed Preferred Stock, Series M Preferred Stock or Common Stock by reason of their ownership thereof, the holders of shares of Series A Preferred Stock then outstanding must be paid, out of the remaining funds and assets available for distribution to the Corporation’s stockholders, an amount per share equal to (a) one and a half times (1.5x) the Original Issue Price for such shares of Series A Preferred Stock, plus (b) any declared but unpaid dividends thereon. If upon any such liquidation, dissolution, winding up or Deemed Liquidation Event, the funds and assets available for distribution to the Corporation’s stockholders are insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they are entitled under this Section 1.5, the holders of shares of Series A Preferred Stock will share ratably in any distribution of the funds and assets available for distribution in proportion to the respective amounts that would otherwise be payable in respect of the shares of Series A Preferred Stock held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

1.6 Payments to Holders of Series Seed-1 Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation or any Deemed Liquidation Event (as defined below), after the payment of all preferential amounts required to be paid to the holders of shares of Series D Preferred Stock, Series C Preferred Stock, Series J Preferred Stock, Series B Preferred Stock and Series A Preferred Stock as provided in Section 1.1, Section 1.2, Section 1.3 and Section 1.4 and Section 1.5, respectively, and before any payment shall be made to the holders of Series Seed Preferred Stock, Series M Preferred Stock or Common Stock by reason of their ownership thereof, the holders of shares of Series Seed-1 Preferred Stock then outstanding must be paid, out of the remaining funds and assets available for distribution to the Corporation’s stockholders, an amount per share equal to the Deemed Issue Price for such shares of Series Seed-1 Preferred Stock, plus any declared but unpaid dividends thereon. If upon any such liquidation, dissolution, winding up or Deemed Liquidation Event, the funds and assets available for distribution to the Corporation’s stockholders are insufficient to pay the holders of shares of Series Seed-1 Preferred Stock the full amount to which they are entitled under this Section 1.6, the holders of shares of Series Seed-1 Preferred Stock will share ratably in any distribution of the funds and assets available for distribution in proportion to the respective amounts that would otherwise be payable in respect of the shares of Series Seed-1 Preferred Stock held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

1.7 Payments to Holders of Series Seed Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation or any Deemed Liquidation Event (as defined below), after the payment of all preferential amounts required to be paid to the holders of shares of Series D Preferred Stock, Series C Preferred Stock, Series J Preferred Stock, Series B Preferred Stock, Series A Preferred Stock and Series Seed-1 Preferred Stock as provided in Section 1.1, Section 1.2, Section 1.3 Section 1.4, Section 1.5 and Section 1.6, respectively, and before any payment shall be made to the holders of Series M Preferred Stock or Common Stock by reason of their ownership thereof, the holders of shares of Series Seed Preferred Stock then outstanding must be paid, out of the remaining funds and assets available for distribution to the Corporation’s stockholders, an amount per share equal to the Deemed Issue Price for such shares of Series Seed Preferred Stock, as the case may be, plus any declared but unpaid dividends thereon. If upon any such liquidation, dissolution, winding up or Deemed Liquidation Event, the funds and assets available for distribution to the Corporation’s stockholders are insufficient to pay the holders of shares of Series Seed Preferred Stock the full amount to which they are entitled under this Section 1.7, the holders of shares of Series Seed Preferred Stock will share ratably in any distribution of the funds and assets available for distribution in proportion to the respective amounts that would otherwise be payable in respect of the shares of Series Seed Preferred Stock held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

1.8 Payments to Holders of Series M Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation or any Deemed Liquidation Event (as defined below), after the payment of all preferential amounts required to be paid to the holders of shares of Series D Preferred Stock, Series C Preferred Stock, Series J Preferred Stock, Series B Preferred Stock, Series A Preferred Stock, Series Seed-1 Preferred Stock and Series Seed Preferred Stock as provided in Section 1.1, Section 1.2, Section 1.3 Section 1.4, Section 1.5, Section 1.6 and Section 1.7 respectively, and before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, the holders of shares of Series M Preferred Stock then outstanding must be paid, out of the remaining funds and assets available for distribution to the Corporation’s stockholders, an amount per share equal to the Original Issue Price for such shares of Series M Preferred Stock, as the case may be, plus any declared but unpaid dividends thereon. If upon any such liquidation, dissolution, winding up or Deemed Liquidation Event, the funds and assets available for distribution to the Corporation’s stockholders are insufficient to pay the holders of shares of Series M Preferred Stock the full amount to which they are entitled under this Section 1.8, the holders of shares of Series M Preferred Stock will share ratably in any distribution of the funds and assets available for distribution in proportion to the respective amounts that would otherwise be payable in respect of the shares of Series M Preferred Stock held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

1.9 Payments to Holders of Common Stock and Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation or any Deemed Liquidation Event (as defined below), after the payment of all preferential amounts required to be paid to the holders of shares of Preferred Stock as provided in Section 1.1, Section 1.2, Section 1.3 Section 1.4, Section 1.5, Section 1.6, Section 1.7 and Section 1.8, the remaining funds and assets available for distribution to the Corporation’s stockholders will be distributed among the holders of shares of Common Stock and Participating Preferred Stock pro rata based on the number of shares of Common Stock and Preferred Stock (with each share of such Preferred Stock treated on as-converted-to Common Stock basis for such purpose) held by each such holder; provided, however, that the aggregate distributions made pursuant to this Section 1.9 and Section 1.5 with respect to each share of Series A Preferred Stock shall not exceed the greater of (i) two times (2x) the Original Issue Price of the Series A Preferred Stock or (ii) such amount per share as would have been payable had all shares of Series A Preferred Stock been converted into Common Stock immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event. In the event that the amount per share that would have been payable had all shares of Series A Preferred Stock been converted into Common Stock immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event exceeds the amount that the holders of Series A Preferred Stock would receive pursuant to Section 1.5 and Section

1.9(i), then the shares of Series A Preferred Stock shall be deemed to have been converted into Common Stock immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event.

1.10 Deemed Liquidation Events.

1.10.1 Definition. Each of the following events is a “Deemed Liquidation Event” unless the holders of at least (i) a majority of the outstanding shares of Preferred Stock, voting as a single class, (ii) a majority of the outstanding shares of Series D Preferred Stock, including the affirmative vote of (a) the RPM Investor so along as the RPM Investor continue to own beneficially and of record an aggregate of at least 75% of the shares of Series D Preferred Stock acquired by the RPM Investor under the Purchase Agreement, after all then-current Closings (as defined in the Purchase Agreement) (or an equivalent amount of Common Stock issued upon conversion thereof, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) and (b) AE (the “Requisite Series D Preferred Approval”), (iii) a majority of the outstanding shares of Series C Preferred Stock, voting as a single class, and (iii) a majority of the outstanding shares of Series B Preferred Stock, voting as a single class (collectively clauses (i)-(iv), the “Requisite Holders”), elect otherwise by written notice received by the Corporation at least five (5) days prior to the effective date of any such event:

(a) A merger or consolidation (other than a SPAC Transaction) in which (i) the Corporation is a constituent party or (ii) a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of the Corporation’s capital stock outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for equity securities that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the equity securities of the surviving or resulting party or, if the surviving or resulting party is a wholly-owned subsidiary of another party immediately following such merger or consolidation, the ultimate parent of such surviving or resulting party; provided that, for the purpose of this Section 1.10.1, all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such merger or consolidation or upon conversion of Convertible Securities (as defined below) outstanding immediately prior to such merger or consolidation shall be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, deemed to be converted or exchanged in such merger or consolidation on the same terms as the actual outstanding shares of Common Stock are converted or exchanged; or

(b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or, if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, the sale or disposition (whether by merger or otherwise, and whether in a single transaction or a series of related transactions) of one or more subsidiaries of the Corporation, except where such sale, lease, transfer or other disposition is to the Corporation or one or more wholly-owned subsidiaries of the Corporation or in a SPAC Transaction.

1.10.2 Amount Deemed Paid or Distributed. The funds and assets deemed paid or distributed to the holders of the Corporation’s capital stock upon any such merger, consolidation, sale, lease, transfer, exclusive license, or other disposition described in this Section 1.10 will be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity. The value of such property, rights or securities shall be determined in good faith by the Board (including the Preferred Director Majority) at the then reasonable fair market value under the circumstances.

1.10.3 Effecting a Deemed Liquidation Event. The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Section 1.10.1(a) unless the agreement or plan of merger or consolidation for such transaction (the “Merger Agreement”) provides that the consideration payable to the stockholders of the Corporation in such Deemed Liquidation Event shall be allocated among the holders of capital stock of the Corporation in the same manner as “funds and assets available for distribution” in accordance with Section 1.1, Section 1.2, Section 1.3 Section 1.4, Section 1.5, Section 1.6, Section 1.7, Section 1.8 and Section 1.9. In the event of a Deemed Liquidation Event referred to in Section 1.10.1(b) if the Corporation does not effect a dissolution of the Corporation under the General Corporation Law within ninety (90) days after such Deemed Liquidation Event, then (i) the Corporation shall send a written notice to each holder of Preferred Stock no later than the 90th day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (ii) to require the redemption of such shares of Preferred Stock, and (ii) unless the Requisite Holders request otherwise in a written instrument delivered to the Corporation not later than one-hundred twenty (120) days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board), together with any other assets of the Corporation available for distribution to its stockholders (the “Available Proceeds”), to the extent legally available therefor, on the 150th day after such Deemed Liquidation Event, to redeem all outstanding shares of Preferred Stock in the order of priority set forth in Section 1.1, Section 1.2, Section 1.3 Section 1.4, Section 1.5, Section 1.6, Section 1.7, Section 1.8 and Section 1.9. Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of Preferred Stock, then the Corporation shall redeem a pro rata portion of each holder’s shares of Preferred Stock to the fullest extent of such Available Proceeds, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the Available Proceeds were sufficient to redeem all such shares, and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor. Prior to the distribution or redemption provided for in this Section 1.10.3, the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event.

1.10.4 Allocation of Escrow and Contingent Consideration. In the event of a Deemed Liquidation Event, if any portion of the consideration payable to the stockholders of the Corporation is placed into escrow and/or is payable to the stockholders of the Corporation subject to contingencies (the “Additional Consideration”), the Merger Agreement shall provide that (a) the portion of such consideration that is not placed in escrow and not subject to any contingencies (the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in the same manner as “funds and assets available for distribution” in accordance with Section 1.1, Section 1.2, Section 1.3 Section 1.4, Section 1.5, Section 1.6, Section 1.7, Section 1.8 and Section 1.9 as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event, and (b) any Additional Consideration which becomes payable to the stockholders of the Corporation upon release from escrow or satisfaction of contingencies shall be allocated among the holders of capital stock of the Corporation the same manner as “funds and assets available for distribution” in accordance with Section 1.1, Section 1.2, Section 1.3 Section 1.4, Section 1.5, Section 1.6, Section 1.7, Section 1.8 and Section 1.9 after taking into account the previous payment of the Initial Consideration as part of the same transaction.

2.	Voting.

2.1 General. On any matter presented to the Corporation’s stockholders for their action or consideration at any meeting of Corporation’s stockholders (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Preferred Stock may cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by such stockholder are convertible into as of the record date for determining stockholders entitled to vote on such matter; provided, that, if at any time the Glow Investors hold, in the aggregate, less than 50.1% of the votes represented by all outstanding shares of the Corporation’s capital stock entitled to vote as a result of the exercise of either of the Specified Options (as defined in the Voting Agreement), the number of votes then held by the Glow Investors shall be automatically (and without further action of the stockholders) adjusted, such that the Glow Investors hold, in the aggregate, 50.1% of the votes represented by all outstanding shares of the Corporation’s capital stock entitled to vote. Fractional votes shall not be permitted and any fractional voting rights available on an as converted basis (after aggregating all shares into which shares of Preferred Stock held by each stockholder could be converted) will be rounded to the nearest whole number (with one-half being rounded upward). Except as provided by law or by the other provisions of this Restated Certificate, holders of Preferred Stock shall (x) vote together with the holders of Common Stock as a single class on as converted basis, (y) have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and (z) be entitled, notwithstanding any provision of this Restated Certificate, to notice of any stockholder meeting in accordance with the Corporation’s Bylaws (as amended, the “Bylaws”).

2.2 Election of Directors. The holders of record of the outstanding shares of Series D-1 Preferred Stock, exclusively and as a separate class, shall be entitled to elect one (1) director of the Corporation (the “Series D Director”), the holders of record of the outstanding shares of Series B Preferred Stock, exclusively and as a separate class, shall be entitled to elect two (2) directors (or such higher number of directors as are elected by the holders of Series B Preferred Stock from time to time upon notice to the Board but without consent from the Board or any other stockholders of the Corporation in accordance with a Board Change Election (as defined in the Voting Agreement)) of the Corporation (each, a “Series B Director” and collectively, the

“Series B Directors”), the holders of record of the outstanding shares of Series A Preferred Stock, exclusively and as a separate class, shall be entitled to elect one (1) director of the Corporation (the “Series A Director,” and together with the Series D Director and the Series B Directors, the “Preferred Directors”), the holders of record of the shares of Common Stock (other than any Common Stock issued upon conversion of Series D-2 Preferred Stock), exclusively and as a separate class, shall be entitled to elect one (1) director of the Corporation (the “Common Director”). The holders of record of the shares of Common Stock (other than any Common Stock issued upon conversion of Series D-2 Preferred Stock) and the holders of record of the shares of Preferred Stock (other than Series D-2 Preferred Stock), exclusively and voting together as a single class on an as-converted to Common Stock basis, shall be entitled to elect the balance of the total number of directors of the Corporation. For the avoidance of doubt, the holders of Series D-2 Preferred Stock will not have any right to vote in the election of directors. For as long as each of the foregoing parties have the right to appoint the respective directors, any director elected as provided in the preceding sentences of this Section 2.2 may be removed without cause by, and only by, the affirmative vote of the holders of the shares of the class or series of capital stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of such stockholders. If the holders of shares of Series D-1 Preferred Stock, Series B Preferred Stock, Series A Preferred Stock, or Common Stock, as the case may be, fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors, voting exclusively and as separate classes, pursuant to the first sentence of this Section 2.2, then any directorship not so filled shall remain vacant until such time as the holders of the Series D-1 Preferred Stock, Series B Preferred Stock, Series A Preferred Stock, or Common Stock, as the case may be, elect a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled by stockholders of the Corporation other than by the stockholders of the Corporation that are entitled to elect a person to fill such directorship, voting exclusively and as a separate class.

2.3 Voting of Directors. The Series B Director appointed as chairman by the Glow Investor has, to the extent disinterested, (i) a required vote for matters subject to approval by the Board and (ii) a casting vote in the event of an even number of directors on the Board. Except for the chairman’s required vote and casting vote, each director shall have one (1) vote on all matters presented to the Board; provided, however, that, so long as the holders of Preferred Stock are entitled to elect Preferred Directors, the affirmative vote of the Preferred Director Majority shall be required for the authorization by the Board of Directors of any of the matters set forth in the Investors’ Rights Agreement, dated on or about the Original Issue Date, by and among the Corporation and the other parties thereto, as such agreement may be amended from time to time, to the extent required by such provision and if the Preferred Directors are then serving.

2.4 Preferred Stock Protective Provisions.

2.4.1 Series D Preferred Stock Protective Provisions. So long as any shares of the Series D Preferred Stock remain outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation, reclassification, or otherwise, without (in addition to any other vote required by law or this Restated Certificate) the written consent or affirmative vote of the Requisite Series D Preferred Approval, given in writing or by vote at a meeting, consenting, or voting (as the case may be) separately as a single class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force and effect, take action that (i) amends (or otherwise modifies or waives any provision of) the Corporation’s Restated Certificate or Bylaws in a manner that affects the rights, preferences or privileges of the Series D Preferred Stock materially and disproportionately adverse as compared to any other series of Preferred Stock; provided, that the authorization and issuance of a new series of Preferred Stock shall not, in and of itself, be deemed to adversely affect the Series D Preferred Stock; (ii) amends the Corporation’s Restated Certificate to increase or decrease the number of authorized shares of the Series D Preferred Stock; (iii) purchases or redeems (or permits any Subsidiary to purchase or redeem), or pays or declares any dividend (in each case, other than with respect to the Series D Accruing Dividends, Series C Accruing Dividends, and the redemption rights under Section 5 herein) or make any distribution on, any shares of capital stock of the Corporation other than repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any Subsidiary in connection with the cessation of such employment or service at a price no greater than the original purchase price of such shares; (iv) reclassifies, alters or amends any existing security that is junior to or on parity with the Series D Preferred Stock, if such reclassification, alteration or amendment would render such other security senior to or on parity with the Series D Preferred Stock or otherwise decrease the amount distributable to the Series D Preferred in a Deemed Liquidation Event or any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation; (v) enters into any new transaction or agreement after the date hereof (or amend or supplement any existing agreement) with the Majority Sponsor (as defined in the Purchase Agreement, and including, for the avoidance of doubt, its affiliates), or agrees to any new transaction- or event-specific fee or new fee arrangement payable to the Majority Sponsor (pursuant to any new agreement) entered into after the date hereof, without the prior approval of the Board, including a majority of the disinterested directors of the Corporation; (vi) results in the Corporation holding capital stock in any subsidiary of the Corporation that is not a wholly-owned subsidiary of the Corporation; (vii) effects any public offering of shares of capital stock of the Corporation or other transactions that would cause the Corporation (or its successor) to become a reporting Corporation, other than a Qualified IPO or SPAC Transaction; (viii) takes any action that, in the reasonable judgment of the Corporation would subject any holder of Series D Preferred Stock to regulation by any governmental, quasi-governmental or self-regulatory agency; (ix) effects any liquidation, dissolution or wind-up of the business and affairs of the Corporation or any Deemed Liquidation Event, unless the holders of Series D-1 Preferred Stock receive at the closing of such transaction with respect to each share of Series D-1 Preferred Stock at least two (2) times the Original Issue Price of the Series D-1 Preferred Stock plus all accrued but unpaid dividends on such share of Series D-1 Preferred Stock (including the applicable Series D Accruing Dividend); (x) amends or waives Section 1.10.1(ii); or (xi) amends or waives Section 3.11(c) with respect to the Series D Preferred Stock.

2.4.2 Series C Preferred Stock Protective Provisions. So long as any shares of the Series C Preferred Stock remain outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation, reclassification, or otherwise (but excluding a Qualified IPO, a SPAC Transaction, or an exercise of drag-along rights pursuant to Section 4 of the Voting Agreement), without (in addition to any other vote required by law or this Restated Certificate) the written consent or affirmative vote of a majority of the outstanding shares of Series C Preferred Stock, given in writing or by vote at a meeting, consenting, or voting (as the case may be) separately as a single class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force and effect, take action that (i) amends (or otherwise modifies or waives any provision of) the Corporation’s Restated Certificate or Bylaws in a manner that affects the rights, preferences or privileges of the Series C Preferred Stock materially and disproportionately adverse as compared to any other series of Preferred Stock; provided that the authorization and issuance of a new series of Preferred Stock shall not, in and of itself, be deemed to adversely affect the Series C Preferred Stock; (ii) amends the Corporation’s Restated Certificate to increase or decrease the number of authorized shares of the Series C Preferred Stock; or (iii) purchases or redeems (or permits any Subsidiary to purchase or redeem) or pays or declares any dividend (in each case, other than with respect to the Series D Accruing Dividends, Series C Accruing Dividends, and the redemption rights under Section 5 herein) or makes any distribution on, any shares of capital stock of the Corporation other than repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any Subsidiary in connection with the cessation of such employment or service at a price no greater than the original purchase price of such shares.

2.4.3 Series J Preferred Stock Protective Provisions. So long as any shares of the Series J Preferred Stock remain outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation, reclassification, or otherwise, without (in addition to any other vote required by law or this Restated Certificate) the written consent or affirmative vote of a majority of the outstanding shares of Series J Preferred Stock, given in writing or by vote at a meeting, consenting, or voting (as the case may be) separately as a single class, take action that (i) adversely affects the rights, preferences or privileges of the Series J Preferred Stock differently from any other series of Preferred Stock then outstanding; provided, that the authorization and issuance of a new series of preferred stock shall not, in and of itself, be deemed to adversely affect the Series J Preferred Stock; or (ii) amends the Corporation’s Restated Certificate to increase or decrease the number of authorized shares of the Series J Preferred Stock.

2.4.4 Series B Preferred Stock Protective Provisions. So long as any shares of the Series B Preferred Stock remain outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation, reclassification, or otherwise, without (in addition to any other vote required by law or this Restated Certificate) the written consent or affirmative vote of a majority of the outstanding shares of Series B Preferred Stock, given in writing or by vote at a meeting, consenting, or voting (as the case may be) separately as a single class, take action that (i) adversely affects the rights, preferences or privileges of the Series B Preferred Stock differently from any other series of Preferred Stock then outstanding; provided, that the authorization and issuance of a new series of Preferred Stock shall not, in and of itself, be deemed to adversely affect the Series B Preferred Stock; or (ii) amends the Corporation’s Restated Certificate to increase or decrease the number of authorized shares of the Series B Preferred Stock.

2.4.5 Series A Preferred Stock Protective Provisions. So long as any shares of the Series A Preferred Stock remain outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation, reclassification, or otherwise, without (in addition to any other vote required by law or this Restated Certificate) the written consent or affirmative vote of a majority of the outstanding shares of Series A Preferred Stock, given in writing or by vote at a meeting, consenting, or voting (as the case may be) separately as a single class, take any action that (i) adversely affects the rights, preferences or privileges of Series A Preferred Stock differently from any other series of Preferred Stock then outstanding; provided that the authorization and issuance of a new series of Preferred Stock shall not, in and of itself, be deemed to adversely affect the Series A Preferred Stock; or (ii) amends the Corporation’s Restated Certificate to increase or decrease the number of authorized shares of the Series A Preferred Stock.

2.4.6 Series Seed-1 Preferred Stock Protective Provisions. So long as any shares of the Series Seed-1 Preferred Stock remain outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation, reclassification, or otherwise, without (in addition to any other vote required by law or this Restated Certificate) the written consent or affirmative vote of a majority of the outstanding shares of Series Seed-1 Preferred Stock, given in writing or by vote at a meeting, consenting, or voting (as the case may be) separately as a single class, take any action that (i) adversely affects the rights, preferences or privileges of Series Seed-1 Preferred Stock differently from any other series of Preferred Stock then outstanding; provided that the authorization and issuance of a new series of Preferred Stock shall not, in and of itself, be deemed to adversely affect the Series Seed-1 Preferred Stock; or (ii) amends the Corporation’s Restated Certificate to increase or decrease the number of authorized shares of the Series Seed-1 Preferred Stock.

2.4.7 Series Seed Preferred Stock Protective Provisions. So long as any shares of the Series Seed Preferred Stock remain outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation, reclassification, or otherwise, without (in addition to any other vote required by law or this Restated Certificate) the written consent or affirmative vote of a majority of the outstanding shares of Series Seed Preferred Stock, given in writing or by vote at a meeting, consenting, or voting (as the case may be) separately as a single class, take any action that (i) adversely affects the rights, preferences or privileges of Series Seed Preferred Stock differently from any other series of Preferred Stock then outstanding; provided that the authorization and issuance of a new series of Preferred Stock shall not, in and of itself, be deemed to adversely affect the Series Seed Preferred Stock; or (ii) amends the Corporation’s Restated Certificate to increase or decrease the number of authorized shares of the Series Seed Preferred Stock.

2.4.8 Series M Preferred Stock Protective Provisions. So long as any shares of the Series M Preferred Stock remain outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation, reclassification, or otherwise, without (in addition to any other vote required by law or this Restated Certificate) the written consent or affirmative vote of a majority of the outstanding shares of Series M Preferred Stock, given in writing or by vote at a meeting, consenting, or voting (as the case may be) separately as a single class, take any action that (i) adversely affects the rights, preferences or privileges of Series M Preferred Stock differently from any other series of Preferred Stock then outstanding; provided that the authorization and issuance of a new series of Preferred Stock shall not, in and of itself, be deemed to adversely affect the Series M Preferred Stock; or (ii) amends the Corporation’s Restated Certificate to increase or decrease the number of authorized shares of the Series M Preferred Stock.

2.4.9 Definition. “Subsidiary” for purposes of this Section 2.4 means a corporation, partnership, limited liability company, joint venture, or other business entity of which a majority of the shares or other equity interests are directly or indirectly owned by the Corporation.

3. Conversion. The holders of the Preferred Stock have the following conversion rights (the “Conversion Rights”):

3.1 Right to Convert.

3.1.1 Conversion Ratio. Each share of Series M Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Original Issue Price by the Series M Conversion Price in effect at the time of conversion. The “Series M Conversion Price” shall initially be equal to the Original Issue Price for the Series M Preferred Stock. Such initial Series M Conversion Price, and the rate at which shares of Series M Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided in this Restated Certificate. Each share of Series Seed-1 Preferred Stock and Series Seed Preferred Stock is convertible, at the option of the holder thereof and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the applicable Deemed Issue Price for the series of Seed Preferred Stock by the applicable Series Seed Conversion Price for that series of Seed Preferred Stock in effect at the time of conversion. The “Series Seed Conversion Price” for each series of Seed Preferred Stock means the Original Issue Price for such series of Seed Preferred Stock, which initial Series Seed Conversion Price, and the rate at which shares of Seed Preferred Stock may be converted into shares of Common Stock, is subject to adjustment as provided in this Restated Certificate. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Original Issue Price by the Series A Conversion Price in effect at the time of conversion. The “Series A Conversion Price” shall initially be equal to the Original Issue Price for the Series A Preferred Stock. Such initial Series A Conversion Price, and the rate at which shares of Series A Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided in this Restated Certificate. Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Original Issue Price by the Series B Conversion Price in effect at the time of conversion. The “Series B Conversion Price” shall initially be equal to the Original Issue Price for the Series B Preferred Stock. Such initial Series B Conversion Price, and the rate at which shares of Series B Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided in this Restated Certificate. Each share of Series J Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Original Issue Price by the Series J Conversion Price in effect at the time of conversion. The “Series J Conversion Price” shall initially be equal to the Original Issue Price for the Series J Preferred Stock. Such initial Series J Conversion Price, and the rate at which shares of Series J Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided in this Restated Certificate. Each share of Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Original Issue Price by the Series C Conversion Price in effect at the time of conversion. The “Series C Conversion Price” shall initially be equal to the Original Issue Price for the Series C Preferred Stock. Such initial Series C Conversion Price, and the rate at which shares of Series C Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided in this Restated Certificate. Each holder of Series D-2 Preferred Stock shall have the right to convert each share of Series D-2 Preferred Stock into one (1) share of Series D-1 Preferred Stock at any time. Each share of Series D Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Original Issue Price by the Series D Conversion Price in effect at the time of conversion; provided that shares of Series D-2 Preferred Stock held by any holder required to make any filing (the “Antitrust Filing”) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules promulgated thereunder or any other applicable antitrust laws in connection with the acquisition of Series D-1 Preferred Stock shall not be convertible into Series D-1 Preferred Stock until such time as the waiting period with respect to such holder’s Antitrust Filing has expired or been terminated or any approvals with respect to such holder’s Antitrust Filing has been obtained, and such holder delivers written evidence thereof to the Corporation. The “Series D Conversion Price” shall initially be equal to the Original Issue Price for the Series D Preferred Stock. Such initial Series D Conversion Price, and the rate at which shares of Series D Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided in this Restated Certificate. As used hereinafter, the “Conversion Price” shall mean the Series M Conversion Price, the Series Seed Conversion Price, Series A Conversion Price, Series B Conversion Price, Series J Conversion Price, Series C Conversion Price or the Series D Conversion Price, as applicable.

3.1.2 Termination of Conversion Rights. Subject to Section 3.3.1, in the case of a Contingency Event (as defined below), in the event of a liquidation, dissolution, or winding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights will terminate at the close of business on the last full day preceding the date fixed for the first payment of any funds and assets distributable or payable on such event to the holders of Preferred Stock; provided that the foregoing termination of Conversion Rights shall not affect the amount(s) otherwise paid or payable to holders of Preferred Stock in connection with to such liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event pursuant to the provisions of Section 1.

3.2 Fractional Shares. No fractional shares of Common Stock will be issued upon conversion of the Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board. Whether or not fractional shares would be issuable upon such conversion will be determined on the basis of the total number of shares of Preferred Stock the holder has at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

3.3 Mechanics of Conversion.

3.3.1 Notice of Conversion. To voluntarily convert shares of Preferred Stock into shares of Common Stock, a holder of shares of Preferred Stock shall (i) provide written notice to the Corporation’s transfer agent at the office of the transfer agent for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent) that such holder elects to convert all or any number of such holder’s shares of Preferred Stock and, if applicable, any event on which such conversion is contingent and (ii), if such holder’s shares are certificated, surrender the certificate or certificates for the shares of Preferred Stock (or, if such registered holder alleges that any such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Preferred Stock (or at the Corporation’s principal office if the Corporation serves as its own transfer agent), together with written notice that the holder elects to convert all or any number of the shares of the Preferred Stock represented by the certificate or certificates and, if applicable, any event on which the conversion is contingent (a “Contingency Event”). The conversion notice must state the holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the registered holder or such holder’s attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of the certificates (or lost certificate affidavit and agreement) and notice (or, if later, the date on which all Contingency Events have occurred) will be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such time. The Corporation shall, as soon as practicable after the Conversion Time, (a) issue and deliver to the holder, or to the holder’s nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion in accordance with the provisions of this Restated Certificate and a certificate for the number (if any) of the shares of Preferred Stock represented by the surrendered certificate that were not converted into Common Stock, (b) pay in cash such amount as provided in Section 3.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and (c) pay all declared but unpaid dividends (including any Series D Accruing Dividends or Series C Accruing Dividends, as applicable) on the shares of Preferred Stock converted.

3.3.2 Reservation of Shares. For the purpose of effecting the conversion of the Preferred Stock, the Corporation shall at all times while any share of Preferred Stock is outstanding, reserve and keep available out of its authorized but unissued capital stock, that number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock is not be sufficient to effect the conversion of all then-outstanding shares of the Preferred Stock, the Corporation shall cause such corporate action to be taken as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, but not limited to, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Restated Certificate. Before taking any action that would cause an adjustment reducing the Conversion Price of a series of Preferred Stock below the then-par value of the shares of Common Stock issuable upon conversion of such series of Preferred Stock, the Corporation shall take any corporate action that may be necessary so that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

3.3.3 Effect of Conversion. All shares of Preferred Stock that shall have been surrendered for conversion as provided in this Restated Certificate shall no longer be deemed to be outstanding and all rights with respect to such shares will immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Section 3.2, and to receive payment of any declared but unpaid dividends (including any Series D Accruing Dividends or Series C Accruing Dividends, as applicable) thereon. Any shares of Preferred Stock so converted shall be retired and cancelled and may not be reissued and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

3.3.4 No Further Adjustment. Upon any conversion of shares of Preferred Stock, no adjustment to the Conversion Price of the applicable series of Preferred Stock will be made with respect to the converted shares for any declared but unpaid dividends on such series of Preferred Stock or on the Common Stock delivered upon conversion.

3.4 Adjustment for Stock Splits and Combinations. If the Corporation at any time or from time to time after the date on which the first share of Series D Preferred Stock is issued by the Corporation (such date referred to herein as the “Original Issue Date”) effects a subdivision of the outstanding Common Stock, the Conversion Price for such series of Preferred Stock in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of that series will be increased in proportion to the increase in the aggregate number of shares of Common Stock outstanding. If the Corporation at any time or from time to time after the Original Issue Date combines the outstanding shares of Common Stock, the Conversion Price for such series of Preferred Stock in effect immediately before the combination will be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this Section 3.4 becomes effective at the close of business on the date the subdivision or combination becomes effective.

3.5 Adjustment for Certain Dividends and Distributions. If the Corporation at any time or from time to time after the Original Issue Date makes or issues, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Conversion Price for such series of Preferred Stock in effect immediately before the event will be decreased as of the time of such issuance or, in the event a record date has been fixed, as of the close of business on such record date, by multiplying such Conversion Price then in effect by a fraction:

(a) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of the issuance or the close of business on the record date, and

(b) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately before the time of such issuance or the close of business on the record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (i) if such record date has been fixed and the dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, such Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter such Conversion Price shall be adjusted pursuant to this Section 3.5 as of the time of actual payment of such dividends or distributions; and (ii) no such adjustment shall be made if the holders of such series of Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock that they would have received if all outstanding shares of such series of Preferred Stock had been converted into Common Stock on the date of the event.

3.6 Adjustments for Other Dividends and Distributions. If the Corporation at any time or from time to time after the Original Issue Date makes or issues, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock), then and in each such event the Corporation shall make, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution to the holders of such series of Preferred Stock in an amount equal to the amount of securities as the holders would have received if all outstanding shares of such series of Preferred Stock had been converted into Common Stock on the date of such event.

3.7 Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time after the Original Issue Date the Common Stock issuable upon the conversion of such series of Preferred Stock is changed into the same or a different number of shares of any class or classes of stock of the Corporation, whether by recapitalization, reclassification, or otherwise (other than by a stock split or combination, dividend, distribution, merger or consolidation covered by Sections 3.4, 3.5, 3.6 or 3.8 or by Section 1.10 regarding a Deemed Liquidation Event), then in any such event each holder of such series of Preferred Stock may thereafter convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the number of shares of Common Stock into which such shares of Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change.

3.8 Adjustment for Merger or Consolidation. Subject to the provisions of Section 1.10, if any consolidation or merger occurs involving the Corporation in which the Common Stock (but not a series of Preferred Stock) is converted into or exchanged for securities, cash, or other property (other than a transaction covered by Sections 3.4, 3.5, 3.6 or 3.7), then, following any such consolidation or merger, the Corporation shall provide that each share of such series of Preferred Stock will thereafter be convertible, in lieu of the Common Stock into which it was convertible prior to the event, into the kind and amount of securities, cash, or other property which a holder of the number of shares of Common Stock issuable upon conversion of one share of such series of Preferred Stock immediately prior to the consolidation or merger would have been entitled to receive pursuant to the transaction; and, in such case, the Corporation shall make appropriate adjustment (as determined in good faith by the Board) in the application of the provisions in this Section 3 with respect to the rights and interests thereafter of the holders of such series of Preferred Stock, to the end that the provisions set forth in this Section 3 (including provisions with respect to changes in and other adjustments of the Conversion Price of such series of Preferred Stock) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of such series of Preferred Stock.

3.9 Adjustments to Conversion Prices for Dilutive Issuances.

3.9.1 Special Definitions. For purposes of this Section 3.9, the following definitions shall apply:

“Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

“Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

“Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Section 3.9.3, deemed to be issued) by the Corporation after the Original Issue Date, other than the following shares of Common Stock and shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (collectively “Exempted Securities”):

(a) shares of Common Stock, including Options therefor (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to the Corporation’s employee stock option plan, whether issued before or after the Original Issue Date, provided that such plan has been approved by the Board, including the Preferred Director Majority;

(b) shares issued as consideration for the acquisition by the Corporation of voting control or all or substantially all of the assets of another business entity in a transaction approved by the Board, including the Preferred Director Majority;

(c) shares issued to financial institutions or lessors pursuant to a bona fide extension of credit to the Corporation (including loans, lines of credit, guarantees or other financing arrangements) or pursuant to a bona fide lease of equipment, personal property or real property, in each case for other than equity financing purposes and approved by the Board including the Preferred Director Majority or a Board committee authorized by the foregoing;

(d) shares of Common Stock issued upon the exercise of Options;

(e) shares of Common Stock issued upon conversion of Preferred Stock;

(f) shares issued in connection with a Qualified IPO;

(g) Common Stock issuable upon a stock split, stock dividend, or any subdivision of shares of Common Stock;

(h) shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Preferred Stock; and

(i) shares of Preferred Stock or Common Stock issued or issuable pursuant to the Purchase Agreement.

3.9.2 No Adjustment of Conversion Price. No adjustment in the Conversion Price of the Preferred Stock shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from (i) the Requisite Holders and (ii) in the case of the Series M Preferred Stock, a majority of the outstanding shares of Series M Preferred Stock, as applicable, agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

3.9.3 Deemed Issue of Additional Shares of Common Stock.

(a) If the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(b) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Conversion Price of the Preferred Stock pursuant to the terms of Section 3.9.3(f), are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to antidilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this Section 3.9.3(b) shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(c) If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Conversion Price pursuant to the terms of Section 3.9.3(f) (either because the consideration per share (determined pursuant to Section 3.9.4) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Conversion Price then in effect, or because such Option or Convertible Security was issued before the Original Issue Date), are revised after the Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Section 3.9.3(a)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(d) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Conversion Price pursuant to the terms of Section 3.9.3(f), the Conversion Price shall be readjusted to such Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(e) If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Conversion Price provided for in this Section 3.9.3 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments

(and any subsequent adjustments shall be treated as provided in Section 3.9.3(b) and Section 3.9.3(c). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Conversion Price that would result under the terms of this Section 3.9.3 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

(f) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock.

(i) In the case of any Preferred Stock other than the Participating Series D Preferred Stock, if the Corporation shall at any time after the Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 3.9.3), without consideration or for a consideration per share less than the applicable Conversion Price in effect immediately prior to such issue, then the applicable Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1* (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

“CP2” shall mean the applicable Conversion Price in effect immediately after such issue of Additional Shares of Common Stock;

“CP1” shall mean the applicable Conversion Price in effect immediately prior to such issue of Additional Shares of Common Stock;

“A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

“B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

“C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

(ii) In the case of Participating Series D Preferred Stock , if the Corporation shall at any time after the Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 3.9.3) without consideration or for a consideration per share less than the Series D Conversion Price in effect immediately prior to such issue, then the Series D Conversion Price shall be reduced, concurrently with such issuance or deemed issuance, to the consideration per share received by the Corporation for such issue or deemed issue of the Additional Shares of Common Stock; provided that if such issuance or deemed issuance was without consideration, then the Corporation shall be deemed to have received an aggregate of $0.0001 of consideration per share for all such Additional Shares of Common Stock issued or deemed to be issued.

3.9.4 Determination of Consideration. For purposes of this Section 3.9.4, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(a) Cash and Property. Such consideration shall:

(i) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(ii) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board, including the Preferred Director Majority; and

(iii) if Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board, including the Preferred Director Majority.

(b) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 3.9.3, relating to Options and Convertible Securities, shall be determined by dividing:

(i) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(ii) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

3.9.5 Multiple Closing Dates. If the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Conversion Price pursuant to the terms of Section 3.9.3(f), the Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

3.10 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price of a series of Preferred Stock pursuant to this Section 3, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than fifteen (15) days thereafter, compute such adjustment or readjustment in accordance with the terms of this Restated Certificate and furnish to each holder of such series of Preferred Stock a certificate setting forth the adjustment or readjustment (including the kind and amount of securities, cash, or other property into which such series of Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of any series of Preferred Stock (but in any event not later than ten (10) days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (a) the Conversion Price of such series of Preferred Stock then in effect and (b) the number of shares of Common Stock and the amount, if any, of other securities, cash, or property which then would be received upon the conversion of such series of Preferred Stock.

3.11 Mandatory Conversion. Upon (a) the closing of the sale of shares of Common Stock to the public in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least Five Hundred Million Dollars ($500,000,000) of gross proceeds to the Corporation, and (i) in connection with such offering the Common Stock is listed for trading on the Nasdaq Stock Market’s National Market or the New York Stock Exchange and (ii) such offering results in an offering price per share equal to at least two times (2x) the Original Issue Price of the Series D-1 Preferred Stock (a “Qualified IPO”), (b) a SPAC Transaction, or (c) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of a majority of the then-outstanding shares of Preferred Stock; provided, that the conversion of the Series C Preferred Stock shall require the consent of the holders of at least a majority of the then-outstanding Series C Preferred Stock; provided, further, that conversion of the Series D Preferred Stock shall require the Requisite Series D Preferred Approval (the time of such closing, the “Mandatory Conversion Time”), then (i) all outstanding shares of Preferred Stock will automatically convert into shares of Common Stock, at the applicable ratios described in Section 3.1.1, as the same may be adjusted from time to time in accordance with this Section 3, and (ii) such shares may not be reissued by the Corporation.

3.12 Procedural Requirements. The Corporation shall notify in writing all holders of record of shares of Preferred Stock of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Preferred Stock pursuant to Section 3.11. the notice shall be sent no less than twenty (20) days in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of the notice, each holder of shares of Preferred Stock shall surrender such holder’s certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section 3. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the registered holder or such holder’s attorney duly authorized in writing. All rights with respect to the Preferred Stock converted pursuant to Section 3.11, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Section 3.12. As soon as practicable after the Mandatory Conversion Time and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Preferred Stock, the Corporation shall issue and deliver to such holder, or to such holder’s nominee(s), a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided in Section 3.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends (including any Series D Accruing Dividends or Series C Accruing Dividends, as applicable) on the shares of Preferred Stock converted. Such converted Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock (and the applicable series thereof) accordingly.

4. Dividends. The holders of the Participating Series D Preferred Stock shall be entitled to receive, out of assets legally available for dividends, accruing dividends (to accrue on a daily basis, whether or not declared by the Corporation) at the annual, non-compounding rate of Twelve Percent (12%) of the Original Issue Price per share of the applicable Participating Series D Preferred Stock (the “Series D Accruing Dividends”), prior and in preference to any declaration or payment of any dividend on the Series C Preferred Stock, Series J Preferred Stock, Series B Preferred Stock, Series A Preferred Stock, Series Seed-1 Preferred Stock, Series Seed Preferred Stock, Series M Preferred Stock and Common Stock (other than dividends on shares of Common Stock payable in shares of Common Stock). Except with respect to a Redemption Request in accordance with Section 5 or in the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation or any Deemed Liquidation Event in accordance with Section 1.1, Series D Accruing Dividends shall be paid when, if, and as declared by the Board. After payment in full of any dividends required to be paid to the holders of the Participating Series D Preferred Stock, the holders of the Series C Preferred Stock shall be entitled to receive, out of assets legally available for dividends, accruing dividends (to accrue on a daily basis, whether or not declared by the Corporation) at the annual, non-compounding rate of Twelve Percent (12%) of the Original Issue Price per share of the Series C Preferred Stock

(the “Series C Accruing Dividends”), prior and in preference to any declaration or payment of any dividend on the Series J Preferred Stock, Series B Preferred Stock, Series D-4 Preferred Stock, Series A Preferred Stock, Series Seed-1 Preferred Stock, Series Seed Preferred Stock, Series M Preferred Stock and Common Stock (other than dividends on shares of Common Stock payable in shares of Common Stock). Except with respect to a Redemption Request in accordance with Section 5 or in the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation or any Deemed Liquidation Event in accordance with Section 1.2, Series C Accruing Dividends shall be paid when, if, and as declared by the Board. After payment in full of any dividends required to be paid to the holders of the Participating Series D Preferred Stock and the Series C Preferred Stock, the holders of shares of Series J Preferred Stock shall be entitled to receive, when, if and as declared by the Board, out of assets legally available for dividends, non-cumulative and non-accruing dividends at the rate of Eight Percent (8%) of the Original Issue Price per share of Series J Preferred Stock, prior and in preference to any declaration or payment of any dividend on the Series B Preferred Stock, Series D-4 Preferred Stock, Series A Preferred Stock, Series Seed-1 Preferred Stock, Series Seed Preferred Stock, Series M Preferred Stock and Common Stock (other than dividends on shares of Common Stock payable in shares of Common Stock). After payment in full of any dividends required to be paid to the holders of the Participating Series D Preferred Stock, the Series C Preferred Stock and Series J Preferred Stock, the holders of shares of Series B Preferred Stock and Series D-4 Preferred Stock shall be entitled to receive, when, if and as declared by the Board, out of assets legally available for dividends, non-cumulative and non-accruing dividends at the rate of Eight Percent (8%) of the applicable Original Issue Price, prior and in preference to any declaration or payment of any dividend on the Series A Preferred Stock, Series Seed-1 Preferred Stock, Series Seed Preferred Stock, Series M Preferred Stock and Common Stock (other than dividends on shares of Common Stock payable in shares of Common Stock). After payment in full of any dividends required to be paid to the holders of the Participating Series D Preferred Stock, the Series C Preferred Stock, the Series J Preferred Stock, the Series B Preferred Stock and the Series D-4 Preferred Stock, the holders of shares of Series A Preferred Stock shall be entitled to receive, when, if and as declared by the Board, out of assets legally available for dividends, non-cumulative and non-accruing dividends at the rate of Eight Percent (8%) of the Original Issue Price per share of the Series A Preferred Stock, prior and in preference to any declaration or payment of any dividend on the Series Seed-1 Preferred Stock, Series Seed Preferred Stock, Series M Preferred Stock and Common Stock (other than dividends on shares of Common Stock payable in shares of Common Stock). After payment in full of any dividends required to be paid to the holders of the Participating Series D Preferred Stock, the Series C Preferred Stock, Series J Preferred Stock, Series B Preferred Stock, Series D-4 Preferred Stock and Series A Preferred Stock, the holders of shares of Series Seed-1 Preferred Stock and Series Seed Preferred Stock shall be entitled to receive, when, if and as declared by the Board, out of assets legally available for dividends, non-cumulative and non-accruing dividends at the rate of Eight Percent (8%) of the applicable Deemed Issue Price per share of the applicable Preferred Stock, prior and in preference to any declaration or payment of any dividend on the Series M Preferred Stock and Common Stock (other than dividends on shares of Common Stock payable in shares of Common Stock). After payment in full of any dividends required to be paid to the holders of the Participating Series D Preferred Stock, the Series C Preferred Stock, Series J Preferred Stock, Series B Preferred Stock, Series D-4 Preferred Stock, Series A Preferred Stock, Series Seed-1 Preferred Stock and Series Seed Preferred Stock, the holders of shares of Series M

Preferred Stock shall be entitled to receive, when, if and as declared by the Board, out of assets legally available for dividends, non-cumulative and non-accruing dividends at the rate of Eight Percent (8%) of the applicable Deemed Issue Price per share of the applicable Preferred Stock, prior and in preference to any declaration or payment of any dividend on the Common Stock (other than dividends on shares of Common Stock payable in shares of Common Stock). Except with respect to the Series D Accruing Dividends and the Series C Accruing Dividends, no right to dividends shall accrue to holders of Preferred Stock by reason of the fact that dividends on said shares are not declared. After payment of dividends to the holders of the Participating Series D Preferred Stock, the Series C Preferred Stock, the Series J Preferred Stock, the Series B Preferred Stock, the Series D-4 Preferred Stock, the Series A Preferred Stock, the Series Seed-1 Preferred Stock, the Series Seed Preferred Stock and the Series M Preferred Stock as set forth herein, the Corporation shall declare any other dividends pro rata on the Common Stock and the Preferred Stock on a pari passu basis according to the number of shares of Common Stock, on an as-converted basis, held by such holders. For this purpose, each holder of shares of Preferred Stock will be treated as holding the greatest whole number of shares of Common Stock then issuable upon conversion of all shares of Preferred Stock held by such holder pursuant to Section 3.

5.	Redemption.

5.1 General.

5.1.1 Unless prohibited by Delaware law governing distributions to stockholders, shares of Series D Preferred Stock shall be redeemed by the Corporation at a price equal to one times (1x) the applicable Original Issue Price of the Series D Preferred Stock per share plus (i) with respect to all Participating Series D Preferred Stock, all Series D Accruing Dividends thereon and (ii) with respect to all Series D Preferred Stock, any other declared but unpaid dividends thereon (the “Series D Redemption Price”), in each case, in three (3) annual installments commencing not more than one-hundred eighty (180) days after receipt by the Corporation at any time on or after the fifth (5th) annual anniversary of the Original Issue Date of the Series D Preferred Stock, from the Requisite Series D Preferred Approval with respect to the Series D Redemption Right of written notice requesting redemption of all shares of Series D Preferred Stock (the “Series D Redemption Request”). Upon receipt of a Series D Redemption Request, the Corporation shall apply all of its assets to any such redemption, and to no other corporate purpose, except to the extent prohibited by Delaware law governing distributions to stockholders, provided that in the event the Corporation receives Redemption Requests with respect to both the Series D Preferred Stock and the Series C Preferred Stock, the Corporation shall redeem all outstanding shares of Series D Preferred Stock before any shares of Series C Preferred Stock are redeemed. The date of each such installment provided in the Series D Redemption Notice (as defined below) shall be referred to as a “Series D Redemption Date.” On each Series D Redemption Date, the Corporation shall redeem pro rata in accordance with the number of shares of Series D Preferred Stock owned by each holder, that number of outstanding shares of Series D Preferred Stock determined by dividing (i) the total number of shares of Series D Preferred Stock outstanding immediately prior to such Series D Redemption Date by (ii) the number of remaining Series D Redemption Dates (including the Series D Redemption Date to which such calculation applies); provided, however, that Excluded Shares (as such term is defined in Section 5.2) shall not be redeemed and shall be excluded from the calculations set forth in this sentence. If on any Series D Redemption Date Delaware law governing distributions to stockholders prevents the Corporation from redeeming all shares of Series D Preferred Stock to be redeemed, the Corporation shall ratably redeem the maximum number of shares that it may redeem consistent with such law, and shall redeem the remaining shares of Series D Preferred Stock as soon as it may lawfully do so under such law.

5.1.2 Unless prohibited by Delaware law governing distributions to stockholders, shares of Series C Preferred Stock shall be redeemed by the Corporation at a price equal to one times (1x) the Original Issue Price of the Series C Preferred Stock per share plus all Series C Accruing Dividends thereon and any other declared but unpaid dividends thereon (the “Series C Redemption Price”), in each case, in three (3) annual installments commencing not more than one-hundred eighty (180) days after receipt by the Corporation at any time on or after the fifth (5th) annual anniversary of the Original Issue Date of the Series D Preferred Stock, from the holders of a majority of the Series C Preferred Stock of written notice requesting redemption of all shares of Series C Preferred Stock (the “Series C Redemption Request”). Upon receipt of a Series C Redemption Request and subject to the prior satisfaction of any Series D Redemption Request (if the Corporation has received a Series D Redemption Request and any shares of Series D Preferred Stock remain outstanding), the Corporation shall apply all of its assets to such Series C Redemption Request, and to no other corporate purpose, except to the extent prohibited by Delaware law governing distributions to stockholders. The date of each such installment provided in the Series C Redemption Notice (as defined below) shall be referred to as a “Series C Redemption Date.” On each Series C Redemption Date, the Corporation shall redeem, pro rata in accordance with the number of shares of Series C Preferred Stock owned by each holder, that number of outstanding shares of Series C Preferred Stock determined by dividing (i) the total number of shares of Series C Preferred Stock outstanding immediately prior to such Series C Redemption Date by (ii) the number of remaining Series C Redemption Dates (including the Series C Redemption Date to which such calculation applies); provided, however, that Excluded Shares (as such term is defined in Section 5.2) shall not be redeemed and shall be excluded from the calculations set forth in this sentence. If on any Redemption Date Delaware law governing distributions to stockholders prevents the Corporation from redeeming all shares of Series C Preferred Stock to be redeemed, the Corporation shall ratably redeem the maximum number of shares that it may redeem consistent with such law and shall redeem the remaining shares as soon as it may lawfully do so under such law.

5.2 Redemption Notice. The Corporation shall send written notice of the mandatory redemption (the “Redemption Notice”) to each holder of record of Series D Preferred Stock or Series C Preferred Stock, as applicable, not more than thirty (30) days after the date of any Series D Redemption Request or Series C Redemption Request. The Redemption Notice shall state:

(i) the aggregate number of shares of Series D Preferred Stock or Series C Preferred Stock, as applicable, held by the holder that the Corporation shall redeem on each Series D Redemption Date or Series C Redemption Date (as applicable, a “Redemption Date”);

(ii) the Redemption Date and the Series D Redemption Price or Series C Redemption Price (as applicable, the Redemption Price”);

(iii) the date upon which the holder’s right to convert such shares terminates (as determined in accordance with Section 3.1); and

(iv) if shares are in certificated form, that the holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Series D Preferred Stock or Series C Preferred Stock, as applicable, to be redeemed.

If the Corporation receives, on or prior to the twentieth (20th) day after the date of delivery of the Redemption Notice to a holder of Series D Preferred Stock or Series C Preferred Stock, as applicable, written notice from such holder that such holder elects to be excluded from the redemption provided in this Section 5, then all shares of Series D Preferred Stock or Series C Preferred Stock, as applicable, registered on the books of the Corporation in the name of such holder at the time of the Corporation’s receipt of such notice shall thereafter be “Excluded Shares”. Excluded Shares shall not be redeemed or redeemable pursuant to this Section 5, on any Redemption Date or thereafter; for the avoidance of doubt, Excluded Shares shall include all shares of Series D Preferred Stock or Series C Preferred Stock, as applicable, registered on the books of the Corporation in the name of such holder eligible for redemption under this Section 5 and any written notice to exclude shares of Series D Preferred Stock or Series C Preferred Stock, as applicable, from the redemption shall apply to all such shares held by such holder and shall not be interpreted to apply only to the shares redeemable at each Redemption Date.

5.3 Surrender of Certificates; Payment. On or before the applicable Redemption Date, each holder of shares of Series D Preferred Stock or Series C Preferred Stock, as applicable, to be redeemed on such Redemption Date, unless such holder has exercised his, her or its right to convert such shares as provided in Section 3, shall, if shares are in certificated form, surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof. In the event less than all of the shares of Series D Preferred Stock or Series C Preferred Stock, as applicable, represented by a certificate are redeemed, a new certificate, instrument, or book entry representing the unredeemed shares of Series D Preferred Stock or Series C Preferred Stock, as applicable, shall promptly be issued to such holder.

5.4 Rights Subsequent to Redemption. If the Redemption Notice shall have been duly given, and if on the applicable Redemption Date the Redemption Price payable upon redemption of the shares of Series D Preferred Stock or Series C Preferred Stock, as applicable, to be redeemed on such Redemption Date is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor in a timely manner, then notwithstanding that any certificates evidencing any of the shares of Series D Preferred Stock or Series C Preferred Stock, as applicable, so called for redemption shall not have been surrendered, dividends with respect to such shares of Series D Preferred Stock or Series C Preferred Stock, as applicable, shall cease to accrue after such Redemption Date and all rights with respect to such shares shall forthwith after the Redemption Date terminate, except only the right of the holders to receive the Redemption Price without interest upon surrender of any such certificate or certificates therefor.

6. Redeemed Shares. Any shares of Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries will be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Preferred Stock following redemption, conversion or acquisition.

7. Waiver. Except as otherwise set forth herein, (a) any of the rights, powers, privileges and other terms of the Preferred Stock set forth herein may be waived prospectively or retrospectively on behalf of all holders of Preferred Stock by the affirmative written consent or vote of the Requisite Holders and (b) at any time more than one (1) series of Preferred Stock is issued and outstanding, any of the rights, powers, privileges and other terms of any series of Preferred Stock set forth herein may be waived on behalf of all holders of such series of Preferred Stock by the affirmative written consent or vote of the holders of at least a majority of the shares of such series of Preferred Stock then outstanding; provided, that (for the avoidance of doubt) any waiver of the rights, powers, privileges and other terms of the Series D Preferred Stock shall require the affirmative written consent of the Requisite Series D Preferred Approval.

8. Notice of Record Date. In the event:

(a) the Corporation takes a record of the holders of the Common Stock (or other capital stock or securities at the time issuable upon conversion of the Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security;

(b) of any capital reorganization of the Corporation, any reclassification of the Common Stock or any Deemed Liquidation Event; or

(c) of the Corporation’s voluntary or involuntary dissolution, liquidation or winding-up, then, and in each such case, the Corporation shall send or cause to be sent to the holders of the Preferred Stock a written notice specifying, as the case may be, (i) the record date for such dividend, distribution, or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation, winding-up or Deemed Liquidation Event is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Preferred Stock) will be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation, winding-up, or Deemed Liquidation Event and the amount per share and character of such exchange applicable to the Preferred Stock and the Common Stock. The Corporation shall send the notice at least twenty (20) days before the earlier of the record date or effective date for the event specified in the notice.

9. Notices. Except as otherwise provided herein, any notice required or permitted by the provisions of this Article V: to be given to a holder of shares of Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the Corporation’s records or given by electronic communication in compliance with the provisions of the General Corporation Law, and will be deemed sent upon such mailing or electronic transmission.

ARTICLE VI: PREEMPTIVE RIGHTS.

No stockholder of the Corporation has a right to purchase shares of the Corporation’s capital stock sold or issued by the Corporation except to the extent that such a right may from time to time be set forth in a written agreement between the Corporation and such stockholder.

ARTICLE VII: BYLAW PROVISIONS.

A. NUMBER OF DIRECTORS. Subject to any additional vote required by this Restated Certificate, the number of directors of the Corporation will be determined in the manner set forth in the Bylaws. At the filing date of this Restated Certificate, the initial number of directors will be eight (8).

B. BALLOT. Elections of directors need not be by written ballot unless the Bylaws so provide.

C. MEETINGS AND BOOKS. Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The Corporation’s books may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the Bylaws.

ARTICLE VIII: DIRECTOR LIABILITY.

A. LIMITATION. To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law or any other law of the State of Delaware is amended after approval by the stockholders of this Article VIII: to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law or such law as so amended. Any repeal or modification of the foregoing provisions of this Article VIII: by the stockholders will not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

B. INDEMNIFICATION. To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which General Corporation Law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law. Any amendment, repeal, or modification of the foregoing provisions will not (a) adversely affect any right or protection of any director, officer or other agent of the Corporation existing at the time of such amendment, repeal or modification, or (b) increase the liability of any director of the Corporation with respect to any acts or omissions of such director, officer or agent occurring prior to, such amendment, repeal or modification.

ARTICLE IX: CORPORATE OPPORTUNITIES

The Corporation renounces, to the fullest extent permitted by law, any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, or in being informed about, an Excluded Opportunity. “Excluded Opportunity” means any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Preferred Stock, or Common Stock issued upon conversion of Preferred Stock, or any affiliate, partner, member, director, stockholder, employee, agent or other related person of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (a “Covered Person”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation. Any repeal or modification of this Article IX: will only be prospective and will not affect the rights under this Article IX: in effect at the time of the occurrence of any actions or omissions to act giving rise to liability. Notwithstanding anything to the contrary contained elsewhere in this Restated Certificate, the affirmative vote of the Requisite Holders will be required to amend or repeal, or to adopt any provisions inconsistent with this Article IX:.

ARTICLE X: RESTRICTIONS ON FOREIGN TRANSFERS

Notwithstanding anything in any stockholder agreements of the Corporation to the contrary, no stockholder may, without approval of the Board, directly or indirectly, Transfer any of its Equity Interests of the Corporation, to a Foreign Person or Transfer, directly or indirectly, the Equity Interests of such stockholder to a Foreign Person. Any such Transfer made in contravention of the foregoing shall be void ab initio. The Board shall be notified of any proposed Transfer and prior to any such Transfer, the Board shall be entitled to receive such information, including an opinion of legal counsel, as is reasonably necessary to establish that a proposed Transfer is not to a Foreign Person.

ARTICLE XI: FORUM

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the Delaware General Corporation Law, this Restated Certificate or the Bylaws or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten (10) days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. If any provision or provisions of this Article XI: shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article XI: (including, but not limited to, each portion of any sentence of this Article XI: containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

* * * * *